EXHIBIT 10.2e


                                        FIRST SUPPLEMENT
                                               TO
                                    1996 AMENDATORY AGREEMENT


         This First  Supplement,  dated as of February 10, 1997, amends the 1996

Amendatory Agreement, dated as of December 4, 1996, between these parties and is entered into by Connecticut Yankee Atomic Power Company  ("Connecticut  Yankee")

and The United Illuminating Company ("Purchaser").

         WHEREAS,  terms  defined  in said 1996  Amendatory  Agreement  are used herein with the meanings there provided; and

         WHEREAS,  Connecticut  Yankee and each of its  Purchasers  entered into agreements  substantially  identical to said 1996 Amendatory Agreement to effect certain  clarifications in  theircontractual  relationships  necessitated by the decision to permanently shut down Connecticut Yankee's generating unit; and

         WHEREAS,  Connecticut Yankee has detected an unintended omission in one section of said 1996 Amendatory  Agreement which renders the section meaningless and should be corrected and, concurrently  herewith, is entering into agreements with each of its Purchasers substantially identical to this supplement.




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         NOW,  THEREFORE,  for good and valuable  consideration,  the receipt of which is hereby acknowledged, it is agreed as follows:

     1. Clause C of Section 3 of the 1996 Amendatory Agreement is hereby amended to insert the following after the phrase "but without duplication:"

          (a) the total Decommissioning Costs for the month with respect to the Unit, plus (b) Connecticut Yankee's total operating expenses for the month with respect to the Unit, plus (c) an amount equal to one-twelfth of the composite percentage for such month of the net Unit investment as most recently determined in accordance with this Section 7.

        2. This Supplement shall become effective upon receipt by the Purchaser of notice that Connecticut  Yankee has entered into identical First  Supplements to the 1996 Amendatory Agreements with each of the other Purchasers.

         IN WITNESS WHEREOF, the parties have executed this Amendatory Agreement by their respective duly authorized  officers as of the day and year first named above.
                                   CONNECTICUT YANKEE ATOMIC POWER COMPANY


                                   By
                                     ----------------------------------
                                     Its

                                   Address:  P.O. Box
                                             Hartford, CT  06101


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                                   THE UNITED ILLUMINATING COMPANY


                                   By
                                     -----------------------------
                                     Its

                                   Address: 157 Church St.
                                            New Haven, CT 06506



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